UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 28, 2008

KORE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28555	86-0960464
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Balantre Lane, Potomac, Maryland 20854
 (Address of principal executive offices)(Zip Code)

(202) 355-5600
(Registrant’s telephone number, including area code)

4845 Rugby Ave, Bethesda, Maryland 20814
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreement

On December 28, 2008, the Company entered into a memorandum of understanding wherein the Company agreed to convey and transfer all of its wind-related assets held by Arcadian Renewable Power, Inc. (“Arcadian”), a Delaware corporation, and a wholly owned subsidiary of the Company to Jet Stream Voltage, Inc., a Delaware corporation in exchange for a twenty per cent stake in the preferred and common stock of Jet Stream Voltage, Inc.

The memorandum of understanding calls for transfer and assignment of 2,000 shares of preferred and 2,000 shares of common stock in Jet Stream Voltage, Inc. to Kore Holdings, Inc. for its conditional transfer and assignment to Jet Stream of Kore’s wind-related assets within Arcadian Power.

The memorandum of understanding and assignment of Kore assets are attached as exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Memorandum of Understanding dated December 28, 2008.
99.2	Assignment of Kore Assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE HOLDINGS, INC.

Dated: April 20, 2009	By: /s/ Robert Rood
Robert Rood
Title: President and Chief Executive Officer